Exhibit 99.1

OfficeMax 263 Shuman Blvd Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

•                  First Quarter Net Income of $13.1 Million, or $0.17 Per Diluted Share

•                  Adjusted Net Income of $17.4 Million, or $0.23 Per Diluted Share

•                  Total Sales Decreased 17% to $1,911.7 Million

NAPERVILLE, Ill., April 30, 2009 — OfficeMax® Incorporated (NYSE: OMX) today announced the results for its first quarter ended March 28, 2009.  Total sales decreased 17.0% in the first quarter of 2009 to $1,911.7 million compared to the first quarter of 2008.  Net income (available to OfficeMax common shareholders) decreased in the first quarter of 2009 to $13.1 million, or $0.17 per diluted share, from $62.4 million, or $0.81 per diluted share in the first quarter of 2008.

Sam Duncan, Chairman and CEO of OfficeMax, said, “Although our financial results declined in the first quarter versus the prior year period, we continued to make improvements to our business and to contain costs.  We believe the actions we have been taking significantly benefited our company’s performance this quarter.  We improved Retail segment operating expense as a percentage of sales compared to the first quarter of 2008 as a result of reorganizing our management, more efficient execution, and tighter cost controls.  Our efforts to streamline our business are enabling us to operate profitably and preserve cash and liquidity to carry us through this very challenging economic environment.”

Results for the first quarter of 2009 and 2008 included certain charges and income that are not considered indicative of core operating activities.  First quarter 2009 results included a $9.9 million pre-tax charge related to Retail store closures in the U.S. and Mexico, and a pre-tax benefit of $2.5 million recorded as other income related to tax distributions from the company’s investment in Boise Cascade, L.L.C.  First quarter 2008 results included a pre-tax $20.5 million benefit recorded as other income related to tax distributions from the company’s investment in Boise Cascade, L.L.C., which was partly offset by a $4.2 million pre-tax charge related to the consolidation of manufacturing facilities in New Zealand and employee severance for restructuring the Retail field and ImPress print and document services management organization.

Excluding the items described above, adjusted net income in the first quarter of 2009 was $17.4 million, or $0.23 per diluted share, compared to adjusted net income of $52.6 million, or $0.68 per diluted share in the first quarter of 2008.

The company has calculated adjusted income and earnings per share which are non-GAAP financial measures that exclude the effect of certain charges and income described in footnotes to the accompanying financial statements.  A reconciliation to the company’s GAAP financial results is included in this press release.

Contract Segment Results

OfficeMax Contract segment sales decreased 22.4% (15.4% after adjusting for the foreign currency exchange impact) to $927.6 million in the first quarter of 2009 compared to the first quarter of 2008, reflecting a U.S. Contract operations sales decline of 18.9%, and an International Contract operations sales decline of 30.1% in U.S. dollars (a sales decrease of 7.6% in local currencies).  U.S. Contract sales in the first quarter reflect weaker sales from existing corporate accounts and our continued discipline in account acquisition.

Contract segment gross margin decreased to 21.0% in the first quarter of 2009 from 22.7% in the first quarter of 2008, primarily due to softer market conditions and a sales mix shift to a higher percentage of lower-margin consumable items.  Contract segment operating expense as a percentage of sales increased to 18.7% in the first quarter of 2009 from 17.5% in the first quarter of 2008, primarily due to deleveraging of fixed operating expenses from lower sales.  Contract segment adjusted operating income decreased to $21.5 million, or 2.3% of sales, in the first quarter of 2009 compared to adjusted operating income of $62.0 million, or 5.2% of sales, in the first quarter of 2008.

Retail Segment Results

OfficeMax Retail segment sales decreased 11.2% to $984.1 million in the first quarter of 2009 compared to the first quarter of 2008, reflecting a same-store sales decrease of 12.7%, partially offset by sales from new stores.  Retail same-store sales for the first quarter of 2009 declined across all major product categories primarily due to weaker small business and consumer spending.

Retail segment gross margin decreased to 27.5% in the first quarter of 2009 from 28.5% in the first quarter of 2008, primarily due to deleveraging of fixed occupancy costs from the same-store sales decrease and new stores, and a sales mix shift to a higher percentage of lower-margin technology category sales, partially offset by improved margins on certain products.  Retail segment operating expense as a percentage of sales was 24.9% in the first quarter of 2009 compared to 25.7% in the first quarter of 2008, and reflects reduced payroll, targeted cost controls, and reduced depreciation expense as a result of store impairment charges incurred in 2008; partially offset by deleveraging of fixed operating expenses from lower sales.  Retail segment adjusted operating income decreased to $25.3 million, or 2.6% of sales, in the first quarter of 2009 from adjusted operating income of $31.2 million, or 2.8% of sales, in the first quarter of 2008.

OfficeMax ended the first quarter of 2009 with a total of 1,020 retail stores, consisting of 939 retail stores in the U.S. and 81 retail stores in Mexico.  During the first quarter of 2009, OfficeMax opened 6 retail stores in the U.S., and closed 6 stores in the U.S. and 2 in Mexico.  For the full year 2009, OfficeMax expects to open up to 12 retail stores, and to close between 15 and 25 retail stores.

Corporate and Other Segment Results

The OfficeMax Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments.  Corporate and Other segment operating expense was $9.4 million in the first quarter of 2009.

Balance Sheet and Cash Flow

As of March 28, 2009, OfficeMax had total debt of $342.2 million, excluding $1,470.0 million of timber securitization notes, which have recourse limited to the timber installment notes receivable and related guarantees.  As of March 28, 2009, OfficeMax had $149.3 million in cash and cash equivalents, and $486 million in available (unused) borrowing capacity under its $700 million revolving credit facility.  The company’s unused borrowing capacity as of March 28, 2009 reflects an available borrowing base of $551 million, no outstanding borrowings, and $65 million of letters of credit issued under the revolving credit facility.

During the first quarter of 2009, OfficeMax generated $3.1 million of cash from operations, a decrease from the first quarter of 2008 primarily due to lower net earnings and the timing and associated decrease of payables and accruals, mitigated by reduced inventory levels.  OfficeMax invested $10.9 million for capital expenditures in the first quarter of 2009 compared to $33.3 million in the first quarter of 2008.  OfficeMax expects capital expenditures for full year 2009 to be in the range of $50 million to $70 million.

Outlook

In the near-term, April sales trends, including the negative impact of the timing of the Easter holiday, are more unfavorable compared to the first quarter trends.  With respect to the full year, given the projected weak economic outlook, OfficeMax remains cautious in its expectations for 2009.  The company expects sales to decline in 2009 on a year-over-year basis as a result of the difficult economic environment.  In addition, the company is cycling significant expense reductions completed in 2008.  As a result of these factors, and based on the current outlook, OfficeMax expects continued deleveraging of costs and expenses for the remainder of 2009.

Mr. Duncan concluded, “We are committed to placing OfficeMax in a stronger position for when the macro economy and industry trends improve.  To do this, we are executing important initiatives that are centered on three key areas:  growth, differentiation, and productivity.  Further, we are strictly managing capital and we remain confident in our ability to generate positive cash flow for the year.   We believe that all of our efforts will help us navigate the current environment and strengthen our business for the long-term.”

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future.  Management believes that these forward-looking statements are reasonable.  However, the company cannot guarantee that future events will not impact the company’s access to cash or the funds available under its revolving credit facility, or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them.  These statements are based on current expectations and speak only as of the date they are made.  The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Important factors regarding the company which may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 27, 2008, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its first quarter 2009 financial results today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).  The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at http://investor.officemax.com.  The webcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products.  The OfficeMax mission is simple. We help our customers do their best work.  The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to consumers and to large, medium and small businesses.  OfficeMax customers are served by over 30,000 associates through direct sales, catalogs, e-commerce and more than 1,000 stores.  To find the nearest OfficeMax, call 1-877-OFFICEMAX.  For more information, visit www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	March 28,	December 27,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$149,255	$170,779
Receivables, net	573,873	566,846
Inventories	815,612	949,401
Deferred income taxes and receivables	108,609	105,140
Other current assets	65,446	62,850
Total current assets	1,712,795	1,855,016

Property and equipment:
Property and equipment	1,279,063	1,289,279
Accumulated depreciation	(811,459)	(798,551)
Property and equipment, net	467,604	490,728

Intangible assets, net	81,378	81,793
Timber notes receivable	899,250	899,250
Deferred income taxes	430,557	436,182
Other non-current assets	403,236	410,614

Total assets	$3,994,820	$4,173,583

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$54,088	$64,452
Income taxes payable	15,077	18,288
Accounts payable	586,756	755,797
Accrued liabilities and other	355,301	358,934
Total current liabilities	1,011,222	1,197,471

Long-term debt:
Long-term debt, less current portion	288,133	289,922
Timber notes securitized	1,470,000	1,470,000
Total long-term debt	1,758,133	1,759,922

Other long-term obligations:
Compensation and benefits	497,862	502,447
Other long-term liabilities	417,919	401,869
Total other long-term liabilities	915,781	904,316

Shareholders’ equity:
Preferred stock	39,170	42,565
Common stock	190,723	189,943
Additional paid-in capital	921,336	925,328
Accumulated deficit	(587,668)	(600,095)
Accumulated other comprehensive loss	(272,029)	(267,738)
Total shareholders’ equity	291,532	290,003
Noncontrolling interest in joint venture	18,152	21,871
Total equity	309,684	311,874

Total liabilities and equity	$3,994,820	$4,173,583

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	March 28,	March 29,
	2009	2008

Sales	$1,911,724	$2,302,921
Cost of goods sold and occupancy costs	1,446,162	1,715,092
Gross profit	465,562	587,829

Operating expenses:
Operating and selling expenses	358,679	424,389
General and administrative expenses	69,444	80,648
Other operating expense (a)(b)	9,940	4,174
Total operating expenses	438,063	509,211

Operating income	27,499	78,618

Other income (expense):
Interest expense	(19,348)	(29,680)
Interest income	10,462	21,899
Other income (c)	2,627	20,617

Income before income taxes	21,240	91,454
Income tax expense	(8,210)	(27,254)

Net income attributable to OfficeMax and noncontrolling interest	13,030	64,200
Joint venture earnings attributable to noncontrolling interest (a)	889	(857)
Net income attributable to OfficeMax	13,919	63,343

Preferred dividends	(772)	(975)

Net income available to OfficeMax common shareholders	$13,147	$62,368

Basic income per common share	$0.17	$0.82

Diluted income per common share	$0.17	$0.81

Weighted Average Shares
Basic	76,128	75,646
Diluted	77,141	76,553

(a) First quarter of 2009 includes a charge recorded in our Retail segment of $9.9 million related to first quarter store closures in the U.S. and Mexico and includes income of $0.3 million reflecting our venture partner's share of the charge. The cumulative effect of these items reduced net income by $5.9 million, or $0.08 per diluted share.

(b) First quarter of 2008 includes a $2.4 million charge related to the consolidation of the Contract segment's manufacturing facilities in New Zealand, and a $1.8 million charge related to employee severance for restructuring the Retail field and Impress print and document services management organization. The cumulative effect of these two items was a reduction in net income of $2.7 million, or $0.03 per diluted share.

(c) Other, net includes income related to the company's investment in Boise Cascade, L.L.C. of $2.5 million and $20.5 million in the first quarter of 2009 and 2008, respectively. The large distribution in 2008 was primarily related to Boise's sale of a majority interest in their paper and packaging and newprint business. These items increased net income $1.6 million, or $0.02 per diluted share in 2009 and $12.5 million, or $0.16 per diluted share in 2008.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Quarter Ended
	March 28,	March 29,
	2009	2008

Cash provided by operations:
Net income attributable to OfficeMax	$13,919	$63,343
Items in net income not using (providing) cash:
Depreciation and amortization	29,867	35,254
Other	3,854	1,647
Changes other than from acquisitions of business:
Receivables and inventory	117,108	144,169
Accounts payable and accrued liabilities	(161,948)	(91,160)
Income taxes and other	288	(10,827)
Cash provided by operations	3,088	142,426

Cash used for investment:
Expenditures for property and equipment	(10,871)	(33,278)
Proceeds from sale of assets	348	303
Cash used for investment	(10,523)	(32,975)

Cash used for financing:
Cash dividends paid	(1,621)	(11,499)
Changes in debt, net	(9,788)	(30,451)
Other	(2,806)	(8,380)
Cash used for financing	(14,215)	(50,330)

Effect of exchange rates on cash and cash equivalents	126	(399)
Increase (decrease) in cash and cash equivalents	(21,524)	58,722
Cash and cash equivalents at beginning of period	170,779	152,637

Cash and cash equivalents at end of period	$149,255	$211,359

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 28, 2009			March 29, 2008
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Sales	$1,911.7	$—	$1,911.7	$2,302.9	$—	$2,302.9
Cost of goods sold and occupancy costs	1,446.2	—	1,446.2	1,715.1	—	1,715.1
Gross profit	465.5	—	465.5	587.8	—	587.8

Operating expenses:
Operating and selling expenses	358.7	—	358.7	424.4	—	424.4
General and administrative expenses	69.4	—	69.4	80.6	—	80.6
Other operating expense (a)(b)	9.9	(9.9)	—	4.2	(4.2)	—
Total operating expenses	438.0	(9.9)	428.1	509.2	(4.2)	505.0

Operating income	27.5	9.9	37.4	78.6	4.2	82.8

Other income (expense):
Interest expense	(19.4)	—	(19.4)	(29.6)	—	(29.6)
Interest income	10.5	—	10.5	21.9	—	21.9
Other, income (c)	2.6	(2.5)	0.1	20.6	(20.5)	0.1

Income (loss) before income taxes	21.2	7.4	28.6	91.5	(16.3)	75.2
Income tax (expense) benefit	(8.2)	(2.8)	(11.0)	(27.3)	6.5	(20.8)

Net income (loss) attributable to OfficeMax and noncontrolling interest	13.0	4.6	17.6	64.2	(9.8)	54.4
Joint venture earnings attributable to noncontrolling interest (a)	0.9	(0.3)	0.6	(0.8)	—	(0.8)
Net income (loss) attributable to OfficeMax	13.9	4.3	18.2	63.4	(9.8)	53.6

Preferred dividends	(0.8)	—	(0.8)	(1.0)	—	(1.0)

Net income (loss) available to OfficeMax common shareholders	$13.1	$4.3	$17.4	$62.4	$(9.8)	$52.6

Basic income (loss) per common share	$0.17	$0.06	$0.23	$0.82	$(0.13)	$0.69

Diluted income (loss) per common share	$0.17	$0.06	$0.23	$0.81	$(0.13)	$0.68

Weighted Average Shares
Basic	76,128		76,128	75,646		75,646
Diluted	77,141		77,141	76,553		76,553

(a) First quarter of 2009 includes a charge recorded in our Retail segment of $9.9 million related to first quarter store closures in the U.S. and Mexico and includes income of $0.3 million reflecting our venture partner's share of the charge. The cumulative effect of these items reduced net income by $5.9 million, or $0.08 per diluted share.

(b) First quarter of 2008 includes a $2.4 million charge related to the consolidation of the Contract segment's manufacturing facilities in New Zealand, and a $1.8 million charge related to employee severance for restructuring the Retail field and Impress print and document services management organization. The cumulative effect of these two items was a reduction in net income of $2.7 million, or $0.03 per diluted share.

(c) Other, net includes income related to the company's investment in Boise Cascade, L.L.C. of $2.5 million and $20.5 million in the first quarter of 2009 and 2008, respectively. The large distribution in 2008 was primarily related to Boise's sale of a majority interest in their paper and packaging and newprint business. These items increased net income $1.6 million, or $0.02 per diluted share in 2009 and $12.5 million, or $0.16 per diluted share in 2008.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 28,		March 29,
	2009		2008

Sales	$927.6		$1,195.1
Cost of goods sold and occupancy costs	733.0		923.3
Gross profit	194.6	21.0%	271.8	22.7%

Operating expenses:
Operating expenses (a)	173.1	18.7%	209.8	17.5%
Other operating expense	—	0.0%	2.4	0.2%
Total operating expenses	173.1	18.7%	212.2	17.7%

Operating income	$21.5	2.3%	$59.6	5.0%

Non-GAAP Reconciliation
Operating income	$21.5	2.3%	$59.6	5.0%
Other operating expense	—	0.0%	2.4	0.2%
Adjusted operating income	$21.5	2.3%	$62.0	5.2%

(a) Operating expenses includes operating and selling expenses as well as general and administrative expenses.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 28,		March 29,
	2009		2008

Sales	$984.1		$1,107.8
Cost of goods sold and occupancy costs	713.1		791.7
Gross profit	271.0	27.5%	316.1	28.5%

Operating expenses:
Operating expenses (a)	245.7	24.9%	284.9	25.7%
Other operating expense	9.9	1.0%	1.8	0.2%
Total operating expenses	255.6	25.9%	286.7	25.9%

Operating income	$15.4	1.6%	$29.4	2.6%

Non-GAAP Reconciliation
Operating income	$15.4	1.6%	$29.4	2.6%
Other operating expense	9.9	1.0%	1.8	0.2%
Adjusted operating income	$25.3	2.6%	$31.2	2.8%

(a) Operating expenses includes operating and selling expenses as well as general and administrative expenses.

Reconciliation of non-GAAP Measures to GAAP Measures

We evaluate our results of operations before certain costs of store closure and severance related items, and income related to our investment in Boise Cascade, L.L.C., as they are not indicative of our core operating activities.  We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons.  Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.  In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the first quarter of both 2009 and 2008.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry.  However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.